Exhibit 10.7

KIRBY CORPORATION

2005 Stock and Incentive Plan

ARTICLE I
GENERAL

Section 1.1.          Purpose.  The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the “Company”), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its Subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the award of (i) Options to purchase shares of Common Stock (which Options may be Incentive Stock Options or Nonincentive Stock Options); (ii) shares of Restricted Stock; (iii) Restricted Stock Units and (iv) Performance Awards.

Section 1.2.          Definitions.  As used herein, the following terms shall have the meaning indicated:

(a)           “Award” means a grant under this Plan in the form of Options, Restricted Stock, Restricted Stock Units, Performance Awards or any combination of the foregoing.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Cause” means, with respect to any Participant:

(i)           conviction of, or plea of nolo contendere to, any felony or any crime or offense involving theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii)          malfeasance in the performance of the Participant’s duties, which shall mean (A) intentional misuse or diversion of Company assets, (B) theft or embezzlement or (C) fraudulent or willful and material misrepresentations or omissions in any reports or information submitted to the Company or a Subsidiary or any government agency or regulatory authority;

(iii)         material failure to perform the duties of the Participant’s employment (other than as a result of the Participant’s Disability) or material failure to follow or comply with reasonable directives from any other employee of the Company who has direct or indirect supervisory authority over the Participant;

(iv)         a material violation of the Company’s Business Ethics Guidelines or any other written policies of the Company applicable to the Participant; or

(v)          a material violation of any federal, state or local laws or regulations.

Kirby Corporation—2005 Stock and Incentive Plan

(d)           “Change in Control” means the occurrence of any of the following events:

(i)           Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities;

(ii)          The Board ceases to consist of a majority of Continuing Directors, with the term "Continuing Director” meaning a Director who (A) is a Director on the effective date of the Plan or (B) is nominated or appointed to serve as a Director by a majority of the then Continuing Directors;

(iii)         (A) Any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company's voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company;

(iv)         The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

(v)          Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means the Compensation Committee, if any, appointed by the Board.

(g)           “Date of Grant” means the date on which the Committee takes formal action to grant an Award to an Eligible Person or such later date as may be specified by the Committee when approving the Award.

(h)           “Director” means a member of the Board.

(i)            “Disability” means mental or physical disability as determined by a medical doctor satisfactory to the Committee.

(j)             “Eligible Person” means an employee of the Company or a Subsidiary.

Kirby Corporation—2005 Stock and Incentive Plan

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l)            “Existing Plan” means the 2005 Stock and Incentive Plan as approved by the stockholders of the Company on April 26, 2005 and as amended through October 31, 2017.

(m)          “Fair Market Value” of a Share means the closing price on the New York Stock Exchange on the day of reference.  If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

(n)           “Good Reason” means, with respect to any Participant:

(i)           a material adverse change in the Participant’s duties and responsibilities at the Company or a Subsidiary or successor as in effect immediately prior to the Change in Control;

(ii)          a material reduction in the Participant’s base salary or bonus opportunity compared to the base salary and bonus opportunity in effect immediately prior to the Change in Control; or

(iii)         relocation of the Participant’s primary place of work by more than 35 miles from his or her primary place of work immediately prior to the Change in Control.

(o)           “Incentive Stock Option” means an option that is an incentive stock option as defined in Section 422 of the Code.

(p)           “Nonincentive Stock Option” means an option that is not an Incentive Stock Option.

(q)           “Option” means any option granted under this Plan.

(r)            “Optionee” means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(s)           “Participant” means a person to whom an Award is granted under the Plan.

(t)            “Performance Award” means an Award granted pursuant to Article V.

(u)           “Performance Objectives” means the objectives established by the Committee pursuant to Section 5.1(b).

(v)           “Performance Period” means the period over which the performance of a holder of a Performance Award is measured.

(w)          “Plan” means this Kirby Corporation 2005 Stock and Incentive Plan.

(x)            “Restricted Stock” means Shares granted under this Plan that are subject to restrictions imposed by the Committee pursuant to Article III.

Kirby Corporation—2005 Stock and Incentive Plan

(y)           “Restricted Stock Award” means an award of Restricted Stock under this Plan.

(z)            “Restricted Stock Unit” means a restricted stock unit credited to a Participant’s ledger account maintained by the Company pursuant to Article IV.

(aa)         “Restricted Stock Unit Award” means an award of Restricted Stock Units under this Plan.

(bb)        “Section 162(m) Participant” means each Participant who would be a “covered employee” under Section 162(m) of the Code as in effect prior to its amendment on December 22, 2017.

(cc)          “Share” means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

(dd)        “Subsidiary” means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 1.3.          Total Shares and Limitations.

(a)           The maximum number of Shares that may be issued under the Plan shall be Five Million (5,000,000) Shares, which may be from Shares held in the Company's treasury or from authorized and unissued Shares.  If any Award granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, or the Award is paid in cash in lieu of Shares, the Shares that were subject to such Award shall not count against the above limit and shall again be available for grants under the Plan.  Shares equal in number to the Shares withheld in payment of the option price of an Option and Shares that are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall be available for grants under the Plan.  All Share numbers in the Plan reflect the 2-for-1 split of the common stock of the Company effected on May 31, 2006.

(b)           The maximum number of Shares with respect to which Incentive Stock Options may be granted to a Participant during a calendar year is 500,000.

(c)           The maximum number of Shares with respect to which Options may be granted to a Participant during a calendar year is 500,000.

(d)           The maximum number of Shares that may be issued to any Participant pursuant to any Performance Award during the term of the Plan shall be 400,000.

(e)           The maximum amount of cash that may be paid to any Participant pursuant to any Performance Award during any calendar year shall be $5,000,000.

Kirby Corporation—2005 Stock and Incentive Plan

Section 1.4.          Awards Under the Plan.

(a)           Only Eligible Persons may receive awards under the Plan.  Awards to Eligible Persons may be in the form of (i) Options; (ii) shares of Restricted Stock; (iii) Performance Awards; or (iv) any combination of the foregoing.  No Award shall confer on any person any right to continue as an employee of the Company or any Subsidiary.

(b)           Each Award may be evidenced by an agreement containing any terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or applicable law.

ARTICLE II
STOCK OPTIONS

Section 2.1.          Grant of Options.  The Committee may from time to time grant Options to Eligible Persons.  Options may be Incentive Stock Options or Nonincentive Stock Options as designated by the Committee on or before the Date of Grant.  If no such designation is made by the Committee for an Option, the Option shall be a Nonincentive Stock Option.  The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent or Subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

Section 2.2.          Exercise Price.  The exercise price per Share for any Option shall be determined by the Committee, but shall not be less than the Fair Market Value on the Date of Grant and shall not be less than 110% of the Fair Market Value on the Date of Grant for any Incentive Stock Option if the Optionee is a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Section 2.3.          Term of Option.  The term of an Option shall be determined by the Committee, provided that, in the case of an Incentive Stock Option, if the grant is to a person who owns directly or indirectly (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the Option shall not exceed five years from the Date of Grant.  Notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

Section 2.4.          Vesting.  Options shall become exercisable (or “vest”) as provided in Section 2.6, if applicable, or otherwise at such times and subject to such terms and conditions as the Committee shall specify.  The Committee shall have discretion at any time to accelerate such times and otherwise waive or amend any conditions in respect of all or any portion of any Options.  Notwithstanding the other provisions of this Section 2.4 and unless otherwise provided in the Option Award, in the event that an Optionee’s employment is terminated without Cause by the Company, a Subsidiary or successor entity, or is terminated by the Optionee for Good Reason, in either case in connection with or within 18 months after a Change in Control, all Options held by the Optionee immediately prior to such termination shall become immediately exercisable.

Kirby Corporation—2005 Stock and Incentive Plan

Section 2.5.          Termination of Options.

(a)           Except as otherwise provided in the Plan or the Option Award, the portion of an Option that is exercisable shall automatically and without notice terminate upon the earliest to occur of the following:

(i)           thirty (30) days after the date on which the Optionee ceases to be an Employee for any reason other than (x) death, (y) Disability or (z) termination for Cause;

(ii)          one (1) year after the date on which the Optionee ceases to be an Employee as a result of a Disability;

(iii)         either (y) one (1) year after the death of the Optionee or (z) six (6) months after the death of the Optionee if the Optionee dies during the 30-day period described in Section 2.5(a)(i) or the one-year period described in Section 2.5(a)(ii);

(iv)         the date on which the Optionee ceases to be an Employee as a result of a termination for Cause; and

(v)          the tenth anniversary of the Date of Grant of the Option.

(b)           Except as provided in Section 2.4, the portion of an Option that is not exercisable shall automatically and without notice terminate on the date on which the Optionee ceases to be an Employee for any reason.

(c)           The Committee shall have discretion at any time to extend the term of any Nonincentive Stock Option to any date that is not later than the date described in Section 2.5(a)(v).

Section 2.6.          Retirement Credits.  Unless otherwise provided in an Option Award, if an Optionee retires as an employee of the Company or a Subsidiary with 80 or more Retirement Credits, unvested Options held by the Optionee shall continue to vest after retirement on the schedule specified in the Option Award and all vested but unexercised Options held by the Optionee and all Options that vest after retirement pursuant to this Section 2.6 will terminate upon the earlier of (a) the expiration of the term specified in the Option Award or (b) the tenth anniversary of the Date of Grant; provided that, if the Optionee takes any action or engages in any activity that is detrimental to the Company, all vested but unexercised Options and all unvested Options held by the Optionee will automatically terminate and the Optionee shall cease to have any rights with respect to such Options.  The number of Retirement Credits the Optionee has shall equal the sum of (i) the Optionee’s age in whole years plus (ii) the Optionee’s whole years of employment with the Company or a Subsidiary, in both cases determined as of the date of retirement.  In the event of the death of the Optionee after retirement, any unvested portion of an Option that is subject to vesting pursuant to this Section 2.6 shall continue to vest on the schedule specified in the Option Award and will terminate upon the earlier of (x) the expiration of the term specified in the Option Award or (y) the tenth anniversary of the Date of Grant.

Kirby Corporation—2005 Stock and Incentive Plan

Section 2.7.          Exercise of Options.  An Option may be exercised in whole or in part to the extent exercisable in accordance with the Plan.  An Option shall be deemed exercised when (i) the Company has received written notice of such exercise signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option and (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made.  Unless further limited by the Committee for any Option, the exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check, by withholding Shares from an Award or with Shares owned by the Optionee for at least six months, or by a combination of the foregoing.  If the exercise price is paid in whole or in part with Shares, the value of the Shares withheld shall be their Fair Market Value on the date received by the Company.  An Optionee may elect to have Shares withheld to satisfy federal or state income tax withholding requirements applicable upon the exercise of an Option.

Section 2.8.          Restrictions on Exercise.

(i)           An Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the exercise of the Option, the Company may require the person exercising the Option to make any agreements and undertakings that may be required by any applicable law or regulation.

(ii)          Shares issued upon the exercise of an Option without registration of such Shares under the Securities Act of 1933, as amended (the “Act”), shall be restricted securities subject to the terms of Rule 144 under the Act.  The certificates representing any such Shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such Shares.

Section 2.9.          Nontransferability of Option.  An Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as the Optionee lives, only the Optionee or the Optionee’s guardian or legal representative shall have the right to exercise the Option.  The terms of an Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

Section 2.10.        Corporate Transactions.

(a)           In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for payment in cash or in securities of the Company or the surviving entity in lieu of and in complete satisfaction of Options.

(b)           Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

Kirby Corporation—2005 Stock and Incentive Plan

(c)           Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Section 2.11.        Issuance of Shares.  No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until such Shares (whether represented by certificates or in book-entry or other electronic form) shall have been issued and delivered to such person.

ARTICLE III
RESTRICTED STOCK

Section 3.1.          Grant of Restricted Stock Awards.  The Committee may from time to time grant Restricted Stock Awards to Eligible Persons.

Section 3.2.          Terms and Conditions of Restricted Stock Awards.  Each Restricted Stock Award shall specify the number of shares of Restricted Stock awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, the date or dates on which the Restricted Stock will vest and any other terms and conditions that the Committee may determine.  The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company’s common stock or other securities, the performance of the recipient of the Restricted Stock Award or any combination of the foregoing.  A Participant may elect to have Shares withheld from a Restricted Stock Award to satisfy federal or state income tax withholding requirements applicable upon the vesting of Restricted Stock.

Section 3.3.          Restrictions on Transfer.  Unless otherwise provided in the grant relating to a Restricted Stock Award, the Restricted Stock granted to a Participant (whether represented by certificates or in book-entry or other electronic form) shall be registered in the Participant's name or, at the option of the Committee, not issued until such time as the Restricted Stock shall become vested or as otherwise determined by the Committee.  If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee.  The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested.  Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award.  Except as provided in Section 3.4 or unless the Restricted Stock Award specifies otherwise, in the event that a Participant ceases to be an Employee before all the Participant's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Shares shall be returned to the Participant.  At the time Restricted Stock vests (and, if the Participant has been issued legended certificates for Restricted Stock, upon the return of such certificates to the Company), such vested shares shall be issued to the Participant (or the beneficiary designated by the Participant in the event of death), in certificated or book entry or other electronic form, free of all restrictions.

Kirby Corporation—2005 Stock and Incentive Plan

Section 3.4.          Accelerated Vesting.  Notwithstanding the vesting conditions set forth in a Restricted Stock Award, unless the Restricted Stock Award specifies otherwise:

(a)           the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

(b)           in the event that a Participant’s employment is terminated without Cause by the Company, a Subsidiary or successor, or is terminated by the Participant for Good Reason, in either case in connection with or within 18 months after a Change in Control, all shares of Restricted Stock held by the Participant immediately prior to such termination shall immediately become vested.

Section 3.5.          Section 83(b) Election.  If a Participant receives Restricted Stock that is subject to a “substantial risk of forfeiture,” such Participant may elect under Section 83(b) of the Code to include in his or her gross income, for the taxable year in which the Restricted Stock is received, the excess of the Fair Market Value of such Restricted Stock on the Date of Grant (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Restricted Stock.  If the Participant makes the Section 83(b) election, the Participant shall (a) make such election in a manner that is satisfactory to the Committee, (b) provide the Company with a copy of such election, (c) agree to notify the Company promptly if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election and (d) agree to such federal and state income tax withholding as the Committee may reasonably require in its sole discretion.

ARTICLE IV
RESTRICTED STOCK UNITS

Section 4.1.          Grant of Restricted Stock Unit Awards.  The Committee may from time to time grant Restricted Stock Unit Awards to Eligible Persons.

Section 4.2.          Restricted Stock Units.  A Restricted Stock Unit represents the Company’s unsecured and unfunded promise to deliver Shares (or cash equal to the Fair Market Value of the Shares) to a Participant in the future, subject to the satisfaction of applicable vesting conditions and the other terms and conditions of the Plan and the Award.

Kirby Corporation—2005 Stock and Incentive Plan

Section 4.3.          Terms and Conditions of Restricted Stock Unit Awards.  Each Restricted Stock Unit Award shall specify the number of Restricted Stock Units awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Unit Award, the date or dates on which the Restricted Stock Units will vest and any other terms and conditions that the Committee may determine.  The vesting and number of Restricted Stock Units may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any performance goals established by the Committee, including without limitation goals related to the performance of the Company or any Subsidiary, division, department or other unit of the Company, the performance of the Company’s common stock or other securities, the performance of the recipient of the Restricted Stock Unit Award or any combination of the foregoing.  Except as provided in Section 4.6 or unless the Award specifies otherwise, in the event that a Participant ceases to be an employee of the Company or a Subsidiary before all the Participant’s Restricted Stock Units have vested, or in the event other conditions to the vesting of Restricted Stock Units have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the Restricted Stock Units that have not vested shall be forfeited and any purchase price paid by the Participant for the forfeited Restricted Stock Units shall be refunded to the Participant.

Section 4.4.          Rights as Stockholder.  A recipient of a Restricted Stock Unit Award shall not have any rights as a stockholder with respect to Shares covered by a Restricted Stock Unit Award until the date, if any, such Shares are issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Shares.

Section 4.5.          Dividends.  Dividends and distributions (whether cash, stock or otherwise) on Shares underlying unvested Restricted Stock Units held by a Participant shall not be paid to the Participant, but the value thereof shall be credited by the Company for the benefit of the Participant.  At such time as such Restricted Stock Units are settled, all accumulated credits for the value of dividends and distributions attributable to such vested Restricted Stock Units shall be paid to the recipient.  Interest shall not be paid on any such credits for dividends or distributions made by the Company for the benefit of a Participant.  The Company shall have the option of paying such credits for accumulated dividends or distributions in Shares or cash.  If payment is made in Shares, the conversion to Shares shall be at the Fair Market Value on the date of payment.  Credits for the value of dividends and distributions made by the Company on unvested Restricted Stock Units shall be forfeited in the same manner and at the same time as the respective Restricted Stock Units to which they are attributable are forfeited.

Section 4.6.          Accelerated Vesting.  Notwithstanding the vesting conditions set forth in a Restricted Stock Unit Award, unless the Restricted Stock Unit Award specifies otherwise:

(a)           the Committee may in its discretion at any time accelerate the vesting of Restricted Stock Units or otherwise waive or amend any conditions of a grant of a Restricted Stock Unit Award, and

(b)           in the event that a Participant’s employment is terminated without Cause by the Company, a Subsidiary or successor, or is terminated by the Participant for Good Reason, in either case in connection with or within 18 months after a Change in Control, all Restricted Stock Units held by the Participant immediately prior to such termination shall immediately become vested and payable.

Kirby Corporation—2005 Stock and Incentive Plan

Section 4.7.          Retirement Credits.  Unless otherwise provided in a Restricted Stock Unit Award, if a Participant retires as an employee of the Company or a Subsidiary with 80 or more Retirement Credits, the Restricted Stock Units held by the Participant will continue to vest after retirement on the schedule specified in the Restricted Stock Unit Award; provided that, if the Participant takes any action or engages in any activity that is detrimental to the Company, all unvested Restricted Stock Units held by the Participant will automatically be forfeited and the Participant shall cease to have any rights with respect to such Restricted Stock Units.  The number of Retirement Credits a Participant has shall equal the sum of (i) the Participant’s age in whole years plus (ii) the Participant’s whole years of employment with the Company or a Subsidiary, in both cases determined as of the date of retirement.  In the event of the death of the Participant after retirement, any unvested Restricted Stock Units that are subject to vesting pursuant to this Section 4.7 shall continue to vest on the schedule specified in the Restricted Stock Unit Award.

Section 4.8.          Settlement of Restricted Stock Units.

(a)           Subject to the satisfaction of any withholding requirements, on the date on which a Restricted Stock Unit becomes vested in accordance with the terms of the Plan, the Participant shall be entitled to one Share or cash equal to the Fair Market Value of one Share, which shall be delivered, transferred or paid as soon as administratively practicable thereafter in exchange for such vested Restricted Stock Unit, after which the Participant shall have no further rights with respect to such Restricted Stock Unit.

(b)           The Company shall have the sole discretion to determine whether any settlement of a Restricted Stock Unit will be effected in cash or Shares.  If the settlement is effected in Shares, the Company shall cause to be delivered or transferred to the Participant (or the Participant’s legal representative or heir) a stock certificate representing the Shares issued in exchange for Restricted Stock Units or shall cause the Shares to be registered on the stock transfer records of the Company in the Participant’s name.

(c)            (i)          Except as provided in Section 4.8(c)(ii) and (iii), in no event shall any delivery of Shares or payment following a Participant’s entitlement to such delivery or payment be made later than the March 15th following the end of the calendar year in which the Participant becomes entitled to such delivery or payment.

(ii)          Subject to Section 4.8(c)(iii), with respect to Restricted Stock Units granted to a Participant who could reach 80 Retirement Credits prior to the final vesting date for such Restricted Stock Units, in no event shall any delivery of Shares or payment following such Participant’s entitlement to such delivery or payment be made later than December 31 of the year in which the vesting date for such Restricted Stock Units occurs.

(iii)         Notwithstanding any other provision of the Plan or any Award, if the Participant is a specified employee (within the meaning of Section 409A of the Code), and the Company determines that a payment hereunder is not permitted under Section 409A of the Code at the time set forth herein, no payments shall be made to the Participant due to a separation from service for any reason before the date that is six months after the date on which the Participant incurs a separation from service or, if earlier, the date of death of the Participant.

Kirby Corporation—2005 Stock and Incentive Plan

ARTICLE V
PERFORMANCE AWARDS

Section 5.1.          Terms and Conditions of Performance Awards.  The Committee may from time to time grant Awards that are intended to be “performance-based compensation,” which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

(a)           Performance Period.  The Committee shall establish a Performance Period for each Performance Award at the time such Performance Award is granted.  A Performance Period may overlap with Performance Periods relating to other Performance Awards granted hereunder to the same Participant.  Unless the Committee determines otherwise, the Committee shall not grant Performance Awards after the date on which the satisfaction of the Performance Objectives becomes substantially certain.

(b)           Performance Objectives.  The Committee shall establish written performance objectives for the Participant at the time of the grant of each Performance Award.  Each Performance Award shall be contingent upon the achievement of the Performance Objectives established by the Committee.  Performance Objectives shall be based on earnings, cash flow, economic value added, total stockholder return, return on equity, return on capital, return on assets, revenues, operating profit, EBITDA, net profit, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit or operating margins, working capital or any combination of the foregoing, for the Company on a consolidated basis or, if applicable, for one or more Subsidiaries, divisions, departments or other units of the Company or one or more of its Subsidiaries.

(c)           Amount; Frequency.  The Committee shall determine at the time of grant of Performance Awards the target and maximum values of Performance Awards and the date or dates when Performance Awards are earned.

(d)           Payment.  Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Objectives for such Performance Period, as determined in writing by the Committee. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain the Performance Objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee.  Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect.

(e)           Termination of Employment.  Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award and who ceases to be an Employee as a result of death, Disability or retirement before the end of the applicable Performance Period shall be entitled to receive, to the extent earned as a result of the full or partial achievement of the Performance Objectives during the Performance Period, a portion of the Performance Award that is proportional to the portion of the Performance Period during which the Participant was employed, with payment to be made following the end of the Performance Period.  Unless otherwise provided in the Performance Award, a Participant who receives a Performance Award who ceases to be an Employee for any reason other than death, Disability or retirement shall not be entitled to any part of the Performance Award.

Kirby Corporation—2005 Stock and Incentive Plan

(f)            Accelerated Vesting.  Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate the time at which the Performance Award is considered to have been earned or otherwise waive or amend any conditions (including but not limited to Performance Objectives) in respect of a Performance Award, and (ii) all Performance Awards shall be considered earned upon a Change in Control of the Company.  In addition, upon a Change in Control of the Company, unless a Performance Award specifies otherwise, each Participant shall receive the target Performance Award such Participant could have earned for the proportionate part of the Performance Period prior to the Change in Control, and shall retain the right to earn any additional portion of his or her Performance Award if such Participant remains in the Company's employ through the end of the Performance Period.

(g)           Stockholder Rights.  The holder of a Performance Award shall, as such, have none of the rights of a stockholder of the Company.

(h)           Annual Incentive Plan.  Cash awards based on the attainment of the performance objectives established under the Company’s Annual Incentive Plan may, in the Committee’s discretion, be considered Performance Awards granted under the Plan, provided that such awards are subject to the terms and conditions of this Article IV.

ARTICLE VI
ADDITIONAL PROVISIONS

Section 6.1.          Administration of the Plan.

(a)           The Plan shall be administered by the Committee.  The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan, to establish performance criteria in respect of Awards under the Plan, to determine whether Plan requirements have been met for any Participant in the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan.  All decisions and acts of the Committee shall be final and binding upon all affected Participants.  To the extent permitted by applicable law, the Committee may delegate authority to administer the Plan to members of the Committee, one or more subcommittees or other committees of the Board.  If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

Kirby Corporation—2005 Stock and Incentive Plan

(b)           Without limiting the generality of Section 6.1(a), for purposes of Section 2.6 and Section 4.7:

(i)           The Committee shall determine in its sole discretion whether an action or activity is detrimental to the Company.  Without limiting the immediately preceding sentence, actions or activities detrimental to the Company may include (A) a material breach of any contract between the holder of an Award and the Company or a Subsidiary, (B) any direct or indirect competition with the Company or a Subsidiary or solicitation of employees of the Company or a Subsidiary or (C) performance or acceptance by the holder of an Award of duties to a third party under circumstances that create a material conflict of interest or the appearance of a material conflict of interest, which may include being employed or otherwise engaged by an entity that regulates, engages in transactions with or competes with the Company or a Subsidiary.

(ii)          The Committee shall determine in its sole discretion whether a termination of employment constitutes “retirement” for purposes of vesting of any Restricted Stock Units.

(iii)         The Committee shall determine in its sole discretion whether prior employment by an acquired company or prior noncontinuous employment by the Company or a Subsidiary shall be counted in calculating the Retirement Credits of the holder of an Award.

Section 6.2.          Adjustments for Changes in Capitalization.  In the event of any (a) stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, (b) distributions to stockholders, including a rights offering, other than regular cash dividends, (c) changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of Shares or any similar capital adjustment or the payment of any stock dividend, (d) Share repurchase at a price in excess of the market price of the Shares at the time such repurchase is announced or (e) other similar increase or decrease in the number of the Shares, the Committee, in its sole discretion, shall make appropriate adjustment in the number and kind of shares authorized by the Plan in the number, price or kind of shares or units covered by the Awards and in any outstanding Awards under the Plan.  In addition, upon the occurrence of any event described in this Section 6.2, the Committee, in its sole discretion, shall make appropriate adjustment in the limits specified in Section 1.3(b), (c) and (d) so that the effect of such limits is, as nearly as practicable, equivalent to the effect of such limits prior to the event in question, provided that any such adjustment complies with applicable laws and does not cause an award that is intended to satisfy the performance-based compensation exception under Section 162(m) of the Code in effect prior to December 22, 2017 to fail to satisfy the exception.  In the event of any adjustment in the number of Shares covered by any Award, any fractional Shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full Shares resulting from such adjustment.

Section 6.3.          Compliance With Section 409A.  Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and each Award under the Plan are intended to meet the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the additional tax or interest applicable under Section 409A.  In addition, to the extent an Award is subject to Section 409A of the Code, payments under such an Award shall be made at such time as is specified in the Plan and the Award.  The payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the fiscal year in which the Award payment is no longer subject to a substantial risk of forfeiture or (2) at a time that is permissible under Section 409A of the Code such that the payment shall not be subject to the additional tax or interest applicable under Section 409A of the Code.

Kirby Corporation—2005 Stock and Incentive Plan

Section 6.4.          Amendment.

(a)           The Board may amend or modify the Plan in any respect at any time, subject to stockholder approval if required by applicable law or regulation or by applicable stock exchange rules.  Such action shall not impair any of the rights of any Participant with respect to any Award outstanding on the date of the amendment or modification without the Participant’s written consent.

(b)           The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant.

Section 6.5.          Transferability of Awards.  An Award shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution.  So long as a Participant lives, only such Participant or his or her guardian or legal representative shall have the right to exercise such Award.

Section 6.6.          Beneficiary.  A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Shares, Awards or payments that become deliverable to the Participant pursuant to the Plan after the Participant's death.  A Participant may, from time to time, amend or revoke a designation of beneficiary.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant’s beneficiary.

Section 6.7.          Non-uniform Determinations.  Determinations by the Committee under the Plan (including, without limitation, determinations of the Eligible Persons to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and any agreements evidencing Awards and provisions with respect to termination of employment) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

Section 6.8.          Duration and Termination.  No awards shall be made under the Plan after April 23, 2022, provided that no Incentive Stock Option shall be granted under the Plan on or after the tenth anniversary of the effective date of the Plan.  The Board may suspend, discontinue or terminate the Plan at any time.  The suspension, discontinuance or termination of the Plan shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

Kirby Corporation—2005 Stock and Incentive Plan

Section 6.9.          Withholding.  Prior to the issuance of any Shares under the Plan, arrangements satisfactory to the Committee in its sole discretion shall have been made for the Participant’s payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Participant to withhold in accordance with applicable federal or state income tax withholding requirements.  If the Committee allows Shares to be withheld from an Award to satisfy such withholding requirements, the amount withheld in Shares shall not exceed the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.  When payments under the Plan are made in cash, such payments shall be net of an amount sufficient to satisfy such withholding requirements.

Section 6.10.        Agreements and Undertakings.  As a condition of any issuance or transfer of Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

(a)           a representation, warranty or agreement by the Participant to the Company that the Participant is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)           a representation, warranty or agreement to be bound by any restrictions that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares.

Section 6.11.        Uncertificated Shares.  In lieu of issuing stock certificates for Shares acquired pursuant to the Plan, the Company may issue such Shares in book-entry or other electronic or uncertificated form, unless prohibited by applicable law or regulation or by applicable stock exchange rules.

Section 6.12.        Governing Law.  The Plan shall be governed by the laws of the State of Texas except to the extent that federal law or Nevada corporate law is controlling.

Section 6.13.        Effective Date.  The Plan amends and restates the Existing Plan in its entirety, effective February 19, 2018.

Kirby Corporation—2005 Stock and Incentive Plan